UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2022

Techpoint, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55843	80-0806545
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2550 N. First Street, #550 San Jose, CA	95131
(Address of principal executive offices)	(Zip Code)

(408) 324-0588

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Japanese Depositary Shares, each representing one Common Stock Share, par value $0.0001 per share	M-6697	Tokyo Stock Exchange (Growth Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 24, 2022, Maureen A. Monahan submitted her resignation as the Chief Financial Officer of Techpoint, Inc. (the “Company”), such resignation to be effective on September 9, 2022. Ms. Monahan will assist in the transition of the Chief Financial Officer role until her departure from the Company.

On August 25, 2022, the Board of Directors of the Company (the “Board”) appointed Arthur Nguyen to serve as the Company’s Chief Financial Officer upon Ms. Monahan’s resignation. Mr. Nguyen, age 70, has served as a finance and accounting consultant of Gridspace, Inc., a voice technology company, since November 2021. Prior to that, Mr. Nguyen served as VP of Global Finance of Astound Commerce, an eCommerce company, from June 2014 to October 2021. From June 2013 to May 2014, Mr. Nguyen served as Corporate Controller at BuildingIQ, Inc., a SAAS energy software company. Prior to that, from 2008 to 2013, Mr. Nguyen served as Corporate Controller at Precise Software Solutions, Inc., an enterprise software company. Mr. Nguyen also served as Corporate Controller and Chief Financial Officer at TVIA, Inc., a fabless semiconductor company, from 2000 to 2005. Mr. Nguyen holds a B.S. in Business Administration from California State University, Sacramento, an MBA from California State University, San Bernardino and is a Certified Public Accountant in the state of California.

The selection of Mr. Nguyen as Chief Financial Officer of the Company was not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Mr. Nguyen and any director or executive officer of the Company, and there are no transactions between Mr. Nguyen and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Pursuant to an offer letter (the “Letter Agreement”), Mr. Nguyen will receive an annual base salary of $170,000 and, subject to the Board’s approval, will be eligible to receive 25,000 restricted stock units of the Company under the Company’s 2017 Stock Plan, which would vest over five years. In addition, Mr. Nguyen is eligible to participate in the Company’s employee benefits programs. Mr. Nguyen will also enter into the Company’s standard form of Indemnification Agreement for directors and executive officers.

The preceding description of the Letter Agreement is qualified in its entirety by reference to such agreement, filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)

Exhibit No.	Description

10.1#	Offer Letter between Techpoint, Inc. and Arthur Nguyen.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

#	Indicates management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 30, 2022

Techpoint, Inc.

By:	/s/ Fumihiro Kozato
Fumihiro Kozato
President and Chief Executive Officer
(Principal Executive Officer)